Exhibit 99.1

SONICWALL REPORTS THIRD QUARTER 2003 FINANCIAL RESULTS

13% Sequential Revenue Growth to $24.1M; Positive Cash Flow from Operations; Loss Narrows

Sunnyvale, Calif.—October 21, 2003—SonicWALL, Inc. (Nasdaq: SNWL), a leading provider of comprehensive Internet security solutions, today reported revenues of $24.1 million for the third quarter ended September 30, 2003, representing a 13% increase sequentially compared to the $21.4 million reported in the second quarter of 2003. Revenues decreased by 1% compared to revenues of $24.4 million for the same period in 2002.

Net loss calculated in accordance with U.S. generally accepted accounting principles (GAAP) for the third quarter of 2003 was $4.5 million, or $(0.07) per share, compared to the GAAP net loss of $1.5 million, or $(0.02) per share, during the same period of the prior year. Pro forma (non-GAAP) net loss for the third quarter of 2003, which excludes $2.5 million of amortization of intangible assets, $0.4 million in restructuring charges and $38,000 of stock-based compensation expense, was $1.5 million, or $(0.02) per share, compared to pro forma (non-GAAP) net income for the same period a year ago of $0.4 million, or $0.01 per diluted share, which excludes $2.6 million of amortization of goodwill and intangible assets, $0.3 million of stock-based compensation expense, and an income tax effect of $(1.0) million. The reconciliation of the non-GAAP to GAAP measurements for net income (loss) for the third quarter of fiscal 2003 and 2002 are set forth below with SonicWALL’s financial statements. Cash flow from operations was $2.6 million for the three month period ended September 30, 2003 as a result of reduced inventories and lower days sales outstanding and $4.7 million for the nine months ended September 30, 2003.

“The third quarter provided validation that our revitalization plan is taking effect at SonicWALL,” noted Matt Medeiros, president and CEO of SonicWALL. “Improvements in the areas of people, products, and processes are beginning to result in increased revenues, a reenergized employee base, and the release of spectacular new products.

“We launched our rack-mounted PRO 3060 and PRO 4060 series platforms this quarter to immediate market acceptance,” continued Medeiros. “Powered by our high performance SonicOS 2.0 operating system, the PRO series has had a positive reception by our customers. In addition, we introduced the TELE3 SPi, the ISDN version of our popular remote access appliance with built-in dial-up failover, specifically designed to address the international retail market.

“Our current products continue to enjoy widespread acceptance, as well. For example, our industry-leading TZW secure wireless gateway solution sold over 4,000 units in the third quarter, which was well above expectations. This exceptional performance further reinforces SonicWALL’s leadership in the secure wireless market and validates the efforts we have made in developing secure wireless solutions.”

Concluded Medeiros, “The addition of key executives has also enhanced SonicWALL’s performance. Naming Michael Stewart as vice president of worldwide sales, Dawn Thompson as vice president of human resources, and Mark Walden as vice president of operations, has strengthened the executive team and added a tremendous amount of experience and leadership to the company, as this quarter’s revenue growth, positive cash flow and lower inventories demonstrate.”

Other Recent Company Highlights

•	Made important inroads internationally with Japan Telecom, a top-tier telecommunications provider in Japan, selecting SonicWALL integrated security appliances to bring managed security services to its business customers; and also with Telecom Italia S.p.A, the largest Italian telecommunications network, purchasing SonicWALL’s TZW to bring managed wireless security services to small and medium networks throughout Italy

•	Won significant contracts with such customers as Ace Hardware, Rent-a-Center, and ASA Tire Systems

•	Introduced next generation SonicOS 2.0 operating system for all fourth-generation hardware appliances, integrating additional capabilities and providing the software platform for new SonicWALL applications and services. SonicOS 2.0 is the basis for SonicWALL’s Federal Information Processing Standard (FIPS) 140-2 and Common Criteria certification efforts for our new products.

•	Received FIPS 140-2 Level 2 certification for SSL-RX product, validating the completeness and security of SonicWALL’s SSL encryption implementation

•	Launched the new rack-mounted PRO 3060/4060 platform, the latest offering developed around SonicWALL’s value innovation model, providing the features and flexibility for complex networks

Guidance for Q4 2003

For the fourth quarter of 2003, SonicWALL expects revenues to be in the range of $23.5 million to $25.5 million. On a GAAP basis, inclusive of a total of approximately $2.5 million to $3.0 million in amortization of intangible assets, stock-based compensation and restructuring charges, the Company expects loss per share to be in the range of $(0.08) to $(0.05). The Company expects loss per share of ($0.04) to break even on a pro forma basis, which excludes a total of approximately $2.5 million to $3.0 million in amortization of intangible assets, stock-based compensation expense, and restructuring charges. This is the only statement SonicWALL will be giving during the quarter with respect to guidance, unless a decision is made to provide an update.

Conference Call

A conference call to discuss the third quarter 2003 earnings results will take place today at 2 p.m. PDT (5 p.m. EDT). The call will be hosted by SonicWALL President and CEO Matt Medeiros and SonicWALL CFO Kathy Fisher.

A web cast of the live call can be accessed at http://www.sonicwall.com/company/webcast.html. A replay of the call will be available beginning at approximately 5:30 p.m. PDT (8:30 p.m. EDT) today at the company’s website or by telephone through October 28, 2003 at (800) 475-6701 (domestic) or (320) 365-3844 (international), access code 701955.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements presented in accordance with GAAP, SonicWALL uses non-GAAP measures of pro forma results of operations. These non-GAAP results are provided to enhance the user’s overall understanding of our current financial performance and our prospects for the future. We believe the non-GAAP results provide useful information to both management and investors by excluding certain expenses that we believe are not indicative of our core operating results. The non-GAAP measures are included to provide investors and management with an alternative method for assessing SonicWALL’s operating results in a manner that is focused on the performance of SonicWALL’s ongoing operations and to provide a more consistent basis for comparison between quarters. Further, these non-GAAP results are one of the primary indicators management uses for planning and forecasting in future periods. In addition, since we have historically reported non-GAAP results to the investment community, we believe the inclusion of non-GAAP numbers provides consistency in our financial reporting. The presentation of this additional information should not be considered in isolation or as a substitute for results prepared in accordance with accounting principles generally accepted in the United States.

Cautionary Note Regarding Forward-looking Statements

Certain statements in this press release are “forward-looking statements.” The forward-looking statements include without limitation statements regarding: expected revenues of $23.5 million to $25.5 million in the fourth quarter; expected loss per share of ($0.04) to break even for the fourth quarter on a pro forma non-GAAP basis; and expected loss per share of ($0.08) to ($0.05) on a GAAP basis. These forward-looking statements are based on the opinions and estimates of management at the time the statements are made and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. These risks include the following: the risk that our competitors will introduce new products with features superior to our products; the risk that delays in deliveries from suppliers will increase product development time and delay product introduction; the risk that our partners who license our software for use in our products may fail to provide us with updated products or experience delays in providing us with updated products; and the risk that our reliance on one contract manufacturer for all of our product manufacturing and assembly could result in the failure to ship our products in a timely manner if there are disruptions in our relationship with this manufacturer. In addition, for a more detailed description of the risks and uncertainties that could cause our actual results to differ materially from those anticipated in the forward-looking statements, please see the “Risk Factors” described in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2002 and our quarterly reports on Form 10-Q for the quarters ended subsequent to December 31, 2002. All forward-looking statements included in this release are based upon information available to SonicWALL as of the date of the release, and we assume no obligation to update any such forward-looking statement.

About SonicWALL

SonicWALL, Inc. is the leading provider of integrated Internet security appliances offering access security, transaction security and security services for the enterprise, e-commerce, SME, education, retail point-of-sale, and government markets. Core technologies include firewall, VPN, SSL, high availability, anti-virus, content filtering and vulnerability assessment. Together, these products and technologies provide the most comprehensive Distributed Security Architecture available. SonicWALL, Inc. is headquartered in Sunnyvale, CA. SonicWALL trades on the Nasdaq Stock Market under the symbol SNWL. For more information, contact SonicWALL at (408) 745-9600 or visit the company Web site at http://www.sonicwall.com.

Contact:

Denise Franklin (Investor Relations)

SonicWALL, Inc.

(408) 752-7907

dfranklin@sonicwall.com

or

Kristin Fabos (Media Relations)

SonicWALL, Inc.

(408) 962-7108

kfabos@sonicwall.com

SonicWALL, Inc.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2003	September 30, 2002	September 30, 2003	September 30, 2002
Revenue:
Product	$16,799	$19,349	$45,550	$60,723
License and Service	7,322	5,062	20,278	19,534

Total Revenue	24,121	24,411	65,828	80,257
Cost of Revenue:
Product	7,373	6,198	20,554	19,603
License and Service	1,252	1,210	4,207	3,196

Total Cost of Revenue	8,625	7,408	24,761	22,799

Gross Margin	15,496	17,003	41,067	57,458

Operating Expenses:
Research and Development	5,280	4,419	14,684	14,391
Sales and Marketing	9,219	10,129	29,355	32,651
General and Administrative	3,208	3,183	8,616	8,499
Amortization of Purchased Intangibles	2,541	2,578	7,623	7,734
Restructuring Charges	404	—	1,670	3,969
Stock-Based Compensation	38	328	432	1,160

Total Operating Expenses	20,690	20,637	62,380	68,404

Loss from Operations	(5,194)	(3,634)	(21,313)	(10,946)
Other Income, net	891	1,334	3,216	4,714

Loss before Taxes	(4,303)	(2,300)	(18,097)	(6,232)
Benefit from (Provision for) Income Taxes	(143)	775	1,684	2,038

Net Loss	$(4,446)	$(1,525)	$(16,413)	$(4,194)
Net Loss Per Share:
Basic and Diluted	$(0.07)	$(0.02)	$(0.24)	$(0.06)
Shares Used in Per Share Calculations:
Basic and Diluted	67,924	67,289	67,714	67,052

SonicWALL, Inc.

PRO FORMA (Non-GAAP) CONSOLIDATED STATEMENTS OF OPERATIONS

Excluding Amortization of Purchased Intangibles,

Restructuring Charges and Stock-Based Compensation

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2003	September 30, 2002	September 30, 2003	September 30, 2002
Revenue:
Product	$16,799	$19,349	$45,550	$60,723
License and Service	7,322	5,062	20,278	19,534

Total Revenue	24,121	24,411	65,828	80,257
Cost of Revenue:
Product	7,373	6,198	20,554	19,603
License and Service	1,252	1,210	4,207	3,196

Total Cost of Revenue	8,625	7,408	24,761	22,799

Gross Margin	15,496	17,003	41,067	57,458

Operating Expenses:
Research and Development	5,280	4,419	14,684	14,391
Sales and Marketing	9,219	10,129	29,355	32,651
General and Administrative	3,208	3,183	8,616	8,499

Total Operating Expenses	17,707	17,731	52,655	55,541

Pro Forma Income (Loss) from Operations	(2,211)	(728)	(11,588)	1,917
Other Income, net	891	1,334	3,216	4,714

Pro Forma Income (Loss) before Taxes	(1,320)	606	(8,372)	6,631
Benefit from (Provision for) Income Taxes	(143)	(188)	721	(2,081)

Pro Forma Net Income (Loss)	$(1,463)	$418	$(7,651)	$4,550
Pro Forma Net Income (Loss)
Per Share:
Basic	$(0.02)	$0.01	$(0.11)	$0.07
Diluted	$(0.02)	$0.01	$(0.11)	$0.07
Shares Used in
Per Share Calculations:
Basic	67,924	67,289	67,714	67,052
Diluted	67,924	67,953	67,714	69,002
Reconciliation of the above pro forma amounts to GAAP net loss:
Pro forma Net Income (Loss)	$(1,463)	$418	$(7,651)	$4,550

Amortization of
Purchased Intangibles	2,541	2,578	7,623	7,734
Restructuring Charges	404	—	1,670	3,969
Stock-Based Compensation	38	328	432	1,160
Income Tax Effect	—	(963)	(963)	(4,119)

Net effect of Pro Forma Adjustments	2,983	1,943	8,762	8,744

Net Loss	$(4,446)	$(1,525)	$(16,413)	$(4,194)

SonicWALL, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	September 30, 2003	December 31, 2002
	(Unaudited)
ASSETS
Current Assets:
Cash and cash equivalents	$159,691	$125,530
Short term investments	78,013	107,354
Accounts receivable, net	9,725	13,274
Inventories	2,059	5,765
Prepaid expenses and other	3,188	3,416
Deferred tax asset	—	14,065

Total Current Assets	252,676	269,404
Property and equipment, net	5,231	6,175
Goodwill, net	97,953	97,953
Purchased intangibles, net	23,553	31,174
Other assets	374	392

	$379,787	$405,098

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$6,794	$6,802
Accrued restructuring	1,644	1,442
Accrued compensation and related benefits	4,736	4,780
Other accrued liabilities	4,725	4,960
Income taxes payable	788	4,265
Deferred revenue	17,728	13,394

Total Current Liabilities	36,415	35,643
Deferred tax liability	—	12,272

Total liabilities	36,415	47,915
Shareholders’ Equity	343,372	357,183

	$379,787	$405,098

SONICWALL, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2003	2002
Net cash provided by operating activities	4,686	10,750

Cash flows from investing activities:
Purchase of property and equipment	(1,817)	(3,229)
Maturity and sale of short-term investments	161,406	432,265
Purchase of short-term investments	(132,284)	(342,141)
Acquisitions, net of cash acquired	—	(2,451)

Net cash provided by investing activities	27,305	84,444

Cash flows from financing activities:
Issuance of common stock under employee stock options and purchase plans	2,170	3,297

Net cash provided by financing activities	2,170	3,297

Net increase in cash and cash equivalents	34,161	98,491
Cash and cash equivalents at beginning of period	125,530	60,908

Cash and cash equivalents at end of period	$159,691	$159,399